Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS FIRST QUARTER 2014 ADJUSTED EARNINGS PER SHARE INCREASE TO $0.52

Princeton, NJ - April 30, 2014 - Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced Adjusted Net Income and Adjusted Earnings per Share from continuing operations of $19.4 million and $0.52, respectively, for the quarter ended March 31, 2014. Adjusted Net Income and Adjusted Earnings per Share from continuing operations for the quarter ended March 31, 2013 were $19.4 million and $0.51, respectively. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the first quarter of 2014 include:

•	New margin installed was an all-time record $19.8 million, a 24.3% increase from the first quarter of 2013

•	Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume of $18.0 billion, up 3.7% from $17.3 billion in the first quarter of 2013

•	Quarterly Net Revenue of $155.5 million, up 5.9% from the first quarter of 2013

•	Operating Margin on Net Revenue of 17.0% compared to 18.2% for the same quarter in 2013. Excluding the impact of Leaf, the operating margin increased to 18.7% in the quarter

•	Same store sales fell 0.2%, while volume attrition was 15.0%

•	Leaf’s results reduced earnings by $0.05 per share

Robert O. Carr, Chairman and CEO, said, “We continue to deliver record earnings, notwithstanding the negative impact of the severe winter weather on the entire industry. The continued success of our new business initiatives produced all-time record new margin installed for the third consecutive quarter and our first ever $7 million month in March. The strong momentum of our sales efforts will begin to drive faster card processing volume and associated revenue growth as we move through the year. Our results also reflected strong growth in our non-card businesses, and increased margins in our core businesses helped by disciplined expense management. Overall, these first quarter results are encouraging. Our success is a sign of the market's increasing awareness of the complexity of card processing and the corresponding need to find a trusted, knowledgeable partner. This growing recognition builds great value both in our franchise and for our shareholders.”

SME card processing volume for the three months ended March 31, 2014 was $18.0 billion, a 3.7% improvement compared to the year-ago period. Card processing volume reflected an extension of our streak of better than $6 million per month of new margin installed by another three months, offset by lower same store sales and higher volume attrition. The increase in net revenue reflected growth in both card and non-card businesses. Non-card net revenue growth in the quarter was above card, as anticipated, and all organic which raised non-card net revenue to 30.7% of total net revenue. Results in the quarter reflected a $0.05 per share loss on the investment in Leaf and a related increase in the effective tax rate to above 40%.

Mr. Carr continued, “While it is has been widely reported that severe winter weather had an adverse impact on consumer spending in the first quarter, probably even more pronounced at Main Street merchants, our relationship managers were nevertheless successful in fighting the elements, signing up new merchants and extending our streak of double-digit new margin installed growth. With the recent purchase of MCS Software, we are also continuing to execute on our selective acquisition strategy, which in the card-related businesses is focused on layering in targeted new payment applications. In an industry that has become increasingly complex and interdependent, our open platform is ideally positioned to integrate best of breed technologies that simplify the customer experience and provide merchants with the practical tools they need to grow their business."

FULL YEAR 2014 GUIDANCE:
For full year 2014, we expect Net Revenue to grow 8% to 10% to between approximately $645 million and $660 million, and adjusted EPS to be in the range of $2.37- $2.41. Guidance assumes after-tax share-based compensation and acquisition-related amortization expenses reduce earnings per share by $0.43 for the year and an effective tax rate above 40%, due to the non-deductibility of the company's proportionate share of Leaf's operating losses. The earnings reduction from our investment in Leaf, which is reflected in this guidance, is expected to be $0.14 in 2014.

BOARD DECLARES QUARTERLY DIVIDEND; SHARE REPURCHASE PROGRAM UPDATE
The Company also announced that the Board of Directors declared a quarterly dividend of $0.085 per common share payable June 13, 2014 to shareholders of record on May 23, 2014. In the first quarter, the Company repurchased approximately 696,000 shares for $28.7 million under our Board authorized $75 million share repurchase plan.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on April 30, 2014 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling (888)-317-6003. Please provide the operator with PIN number 2126175. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland Payment Systems
Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, school solutions, marketing solutions, end-to-end encryption technology, campus solutions, payroll solutions, and related business solutions and services to more than 250,000 business and education locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices.  Heartland also established The Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.  More detailed information can be found by visiting HeartlandPaymentSystems.com, HeartlandPaymentSystems.com/Careers or following the company on Twitter @HeartlandHPY and Facebook at facebook.com/HeartlandHPY.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2013. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact

Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Total revenues	$523,283	$501,239
Costs of services:
Interchange	318,096	307,072
Dues, assessments and fees	49,668	47,332
Processing and servicing	68,609	59,397
Customer acquisition costs	10,250	10,733
Depreciation and amortization	5,812	4,090
Total costs of services	452,435	428,624
General and administrative	44,486	45,840
Total expenses	496,921	474,464
Income from operations	26,362	26,775
Other income (expense):
Interest income	32	34
Interest expense	(1,050)	(1,234)
Other, net	(132)	(90)
Total other expense	(1,150)	(1,290)
Income from continuing operations before income taxes	25,212	25,485
Provision for income taxes	10,300	9,840
Net income from continuing operations	14,912	15,645
Income from discontinued operations, net of income tax of $2,135	—	3,970
Net income	14,912	19,615
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	(828)	—
Discontinued operations	—	56
Net income attributable to Heartland	$15,740	$19,559

Amounts Attributable to Heartland:
Net income from continuing operations, net of noncontrolling interests	$15,740	$15,645
Income from discontinued operations, net of income tax and noncontrolling interests	—	3,914
Net income attributable to Heartland	$15,740	$19,559

Net income	$14,912	$19,615
Other comprehensive income (loss):
Unrealized gains on investments, net of income tax of $9 and $4	12	3
Unrealized gains on derivative financial instruments, net of tax of $28 and $43	47	80
Foreign currency translation adjustment	—	(54)
Comprehensive income	14,971	19,644
Less: Comprehensive (loss) income attributable to noncontrolling interests	(828)	40
Comprehensive income attributable to Heartland	$15,799	$19,604

Basic earnings per share:
Income from continuing operations	$0.43	$0.42
Income from discontinued operations	—	0.11
Basic earnings per share	$0.43	$0.53

Diluted earnings per share:
Income from continuing operations	$0.42	$0.41
Income from discontinued operations	—	0.10
Diluted earnings per share	$0.42	$0.51

Weighted average number of common shares outstanding:
Basic	36,731	36,841
Diluted	37,735	38,374

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$73,145	$71,932
Funds held for customers	155,557	127,375
Receivables, net	201,662	200,040
Investments	4,094	4,101
Inventory	10,928	11,087
Prepaid expenses	16,720	15,284
Current tax assets	6,863	10,426
Current deferred tax assets, net	6,788	9,548
Total current assets	475,757	449,793
Capitalized customer acquisition costs, net	62,628	61,027
Property and equipment, net	151,803	147,388
Goodwill	191,145	190,978
Intangible assets, net	48,821	49,857
Deposits and other assets, net	1,130	1,262
Total assets	$931,284	$900,305

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$49,443	$19,109
Accounts payable	65,375	70,814
Customer fund deposits	155,557	127,375
Processing liabilities	101,089	130,871
Current portion of accrued buyout liability	14,015	13,943
Accrued expenses and other liabilities	40,498	49,861
Total current liabilities	425,977	411,973
Deferred tax liabilities, net	40,003	40,600
Reserve for unrecognized tax benefits	6,022	5,633
Long-term borrowings	180,000	150,000
Long-term portion of accrued buyout liability	27,285	25,436
Total liabilities	679,287	633,642
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,666,727 and 37,485,486 shares issued at March 31, 2014 and December 31, 2013; 36,436,572 and 36,950,886 outstanding at March 31, 2014 and December 31, 2013	37	37
Additional paid-in capital	247,188	245,055
Accumulated other comprehensive loss	(29)	(88)
Retained earnings	48,598	35,960
Treasury stock, at cost (1,230,155 and 534,600 shares at March 31, 2014 and December 31, 2013)	(49,157)	(20,489)
Total stockholders’ equity	246,637	260,475
Noncontrolling interests	5,360	6,188
Total equity	251,997	266,663
Total liabilities and equity	$931,284	$900,305

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$14,912	$19,615
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of capitalized customer acquisition costs	11,985	11,256
Other depreciation and amortization	9,864	7,214
Addition to loss reserves	866	802
Provision (recoveries) for doubtful receivables	337	(292)
Deferred taxes	4,205	1,251
Share-based compensation	3,838	3,866
Gain on sale of business	—	(3,786)
Write off of fixed assets and other	225	57
Changes in operating assets and liabilities:
Increase in receivables	(1,959)	(45,664)
Decrease (increase) in inventory	163	(608)
Payment of signing bonuses, net	(8,055)	(5,780)
Increase in capitalized customer acquisition costs	(5,531)	(4,798)
Increase in prepaid expenses	(1,436)	(3,128)
Decrease in current tax assets	5,737	598
Decrease (increase) in deposits and other assets	122	(1,054)
Excess tax benefits on employee share-based compensation	(2,174)	(1,753)
Increase in reserve for unrecognized tax benefits	390	317
Increase (decrease) in due to sponsor banks	30,335	(35,836)
(Decrease) increase in accounts payable	(6,871)	4,051
Decrease in accrued expenses and other liabilities	(13,071)	(14,197)
(Decrease) increase in processing liabilities	(30,597)	64,803
Payouts of accrued buyout liability	(1,875)	(2,929)
Increase in accrued buyout liability	3,796	4,275
Net cash provided by (used in) operating activities	15,206	(1,720)

Cash flows from investing activities
Purchase of investments	—	(609)
Maturities of investments	—	201
Increase in funds held for customers	(28,160)	(10,599)
Increase in customer fund deposits	28,182	10,606
Acquisitions of businesses, net of cash acquired	(3,250)	—
Proceeds from sale of business	—	19,343
Purchases of property and equipment	(12,846)	(11,351)
Net cash (used in) provided by investing activities	(16,074)	7,591

Cash flows from financing activities
Proceeds from borrowings	30,000	—
Principal payments on borrowings	—	(5,000)
Proceeds from exercise of stock options	246	1,158
Excess tax benefits on employee share-based compensation	2,174	1,753
Repurchases of common stock	(27,237)	(14,280)
Dividends paid on common stock	(3,102)	(2,580)
Net cash provided by (used in) financing activities	2,081	(18,949)

Net increase (decrease) in cash	1,213	(13,078)
Effect of exchange rates on cash	—	1
Cash at beginning of year	71,932	50,581
Cash at end of period	$73,145	$37,504

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2014 and 2013 follows (in thousands except per share data):

Three Months Ended March 31, 2014
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$26,362	$2,310	$3,838	$32,510
Operating Margin (a)	17.0%			20.9%

Net Income From Continuing Operations Attributable to Heartland	$15,740	$1,366	$2,270	$19,376

Diluted Earnings Per Share From Continuing Operations	$0.42	$0.04	$0.06	$0.52
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	37,735			37,735

Three Months Ended March 31, 2013
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$26,775	$2,277	$3,866	$32,918
Operating Margin (a)	18.2%			22.4%

Net Income From Continuing Operations Attributable to Heartland	$15,645	$1,398	$2,373	$19,416

Diluted Earnings Per Share From Continuing Operations	$0.41	$0.04	$0.06	$0.51
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,374			38,374

(a) Operating Margin is measured as Income from Operations divided by Net Revenue. Net Revenue is defined as total revenues less interchange fees and dues, assessments and fees.